================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               VARIAN MEDICAL
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          Varian Medical Systems, Inc.
                        [LOGO OF VARIAN MEDICAL SYSTEMS]

                                3100 Hansen Way
                              Palo Alto, CA 94304

                                                               December 29, 1999

Dear Stockholder:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Varian Medical Systems, Inc. to be held on Thursday, February 17, 2000 at 1:30 p.m. at the Sheraton Palo Alto, 625 El Camino Real, Palo Alto, California.

   This will be the first annual meeting of stockholders since Varian Associates, Inc. transferred its instruments business to Varian, Inc. and its semiconductor equipment business to Varian Semiconductor Equipment Associates, Inc., two wholly owned subsidiaries, and then distributed the shares of these companies to its stockholders. Immediately following this "spinoff", which occurred on April 2, 1999, Varian Associates, Inc. changed its name to Varian Medical Systems, Inc. to better reflect the character of the businesses it retained.

   The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the annual meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions.

   We hope that you can join us. However, whether or not you plan to be there, please sign and return your proxy in the enclosed envelope as soon as possible so that your vote will be counted.

                                        Sincerely,

                                        /s/ Richard M. Levy
                                        Richard M. Levy
                                        President and Chief Executive Officer

                          Varian Medical Systems, Inc.
                                3100 Hansen Way
                              Palo Alto, CA 94304

                                                               December 29, 1999

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  Varian Medical Systems, Inc. will hold its Annual Meeting of Stockholders at the Sheraton Palo Alto, 625 El Camino Real, Palo Alto, California, on Thursday, February 17, 2000 at 1:30 p.m.

   At this meeting we will ask you:

  . to elect two directors to serve until the 2003 Annual Meeting of Stockholders; and

  . to transact any other business that properly comes before the meeting.

  Your Board of Directors has selected December 20, 1999 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection during normal business hours at our offices at 3100 Hansen Way, Palo Alto, California, for ten days before the meeting.

  This Proxy Statement, a proxy and the 1999 Annual Report to Stockholders are being distributed on or about December 29, 1999 to those entitled to vote.

                                          By Order of the Board of Directors

                                          /s/ Joseph B. Phair
                                          Joseph B. Phair
                                          Secretary

                               TABLE OF CONTENTS

GENERAL INFORMATION........................................................   1

ELECTION OF DIRECTORS......................................................   3

    Nominees for Election for Three-Year Terms Ending with the 2003 Annual
     Meeting...............................................................   3

    Directors Continuing in Office Until the 2001 Annual Meeting...........   3

    Directors Continuing in Office Until the 2002 Annual Meeting...........   4

    Committees of the Board of Directors; Meetings.........................   4

STOCK OWNERSHIP............................................................   5

    Beneficial Ownership of Certain Stockholders, Directors and Executive
     Officers..............................................................   5

    Section 16(a) Beneficial Ownership Reporting Compliance................   7

COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS.................   8

    Compensation of Directors..............................................   8

    Compensation of the Named Executive Officers--Summary Compensation
     Table.................................................................   9

    Option/SAR Grants in Last Fiscal Year..................................  10

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
     Options/SAR Values....................................................  11

    Long-Term Incentive Plans--Awards in Last Fiscal Year..................  11

    Change in Control Agreements...........................................  11

CERTAIN TRANSACTIONS.......................................................  13

    Management Indebtedness................................................  13

    Severance Agreements...................................................  13

    Consulting Agreement...................................................  13

ORGANIZATION AND COMPENSATION COMMITTEE REPORT.............................  14

PERFORMANCE GRAPHS.........................................................  20

                              GENERAL INFORMATION

Q: Who is soliciting my proxy?

A: We--the Board of Directors of Varian Medical Systems (VMS)--are sending you this Proxy Statement in connection with our solicitation of proxies for use at VMS's 2000 Annual Meeting of Stockholders. Certain directors, officers and employees of VMS also may solicit proxies on our behalf by mail, phone, fax or in person.

Q: Who is paying for this solicitation?

A: VMS will pay for the solicitation of proxies. VMS also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of VMS common stock.

Q: What am I voting on?

A: The election of David W. Martin, Jr. and Richard W. Vieser to the Board of
   Directors.

Q: Who can vote?

A: Only those who owned VMS common stock at the close of business on December
   20, 1999, the record date for the Annual Meeting, can vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting, except that cumulative voting will apply in the election of directors. Under the cumulative voting method of election, the stockholder computes the number of votes available to him or her by multiplying the number of shares he or she owned on the record date by the number of directors to be elected, and may cast the votes all for a single nominee or may distribute them in any manner among the nominees.

Q: How do I vote?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person--by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy. If you sign and return your proxy in time, the individuals named as proxyholders will vote your shares as you instruct. If you sign and return your proxy but do not mark your voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the nominees for director.

Q: What constitutes a quorum?

A: On the record date, VMS had 30,680,918 shares of common stock, $1.00 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the meeting are present in person or represented by proxy. We include the shares of persons who abstain in determining those present and entitled to vote, but exclude shares held by brokers in "street" or "nominee" name when the broker indicates that you have not voted and it lacks discretionary authority to vote your shares (i.e., "broker non-votes").

Q: What vote is needed to approve the proposals?

A: The nominees receiving the most votes are elected as directors. As a result if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker "non-vote" affect the outcome of the election.

Q: Can I vote on other matters?

A: VMS's by-laws limit the business conducted at any annual meeting to (1) business in the notice of the meeting, (2) business directed by the Board of Directors and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has notified our Secretary in writing (at our Palo Alto headquarters) not less than 60 days nor more than 90 days before the anniversary of the mailing of the proxy statement for the prior year's annual meeting. The notice must briefly describe the business to be brought and the reasons; give the name, address and number of shares owned by the stockholder of record and any beneficial holder for which the proposal is made; and identify any material interest the stockholder of record or any beneficial owner has in the business.

   We do not expect any matters not listed in the Proxy Statement to come before the meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (which would include matters that the proxyholders did not know were to be presented 60 days before the anniversary of last year's proxy statement).

Q: When are stockholder proposals due for the 2001 Annual Meeting?

A: To be considered for presentation in the proxy statement for VMS's 2001
   Annual Meeting of Stockholders, a stockholder proposal must be received at VMS's offices no later than August 30, 2000.

Q: How do I nominate someone to be a VMS director?

A: A stockholder may recommend nominees for director by notifying our Secretary in writing (at our Palo Alto headquarters) not less than 60 nor more than 90 days before the anniversary of the mailing of the proxy statement for the prior year's Annual Meeting. The notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of VMS common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and the nominee's written consent to the nomination and to serve, if elected.

Q: Will the auditors be at the meeting?

A: PricewaterhouseCoopers, our fiscal year 1999 auditors, will also be our auditors in fiscal year 2000. A PricewaterhouseCoopers representative will attend the meeting, have the opportunity to make a statement if he or she desires and will be available to answer appropriate questions.

                             ELECTION OF DIRECTORS

   VMS's Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect two individuals to serve as directors until the 2003 Annual Meeting. Each of the nominees is now a member of the Board of Directors.

   The individuals named as proxyholders will vote your proxy for the election of both nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute. We recommend a vote FOR each nominee.

   Below are the names and ages of the directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Nominees for Election for a Three-Year Term Ending with the 2003 Annual Meeting

   . David W. Martin, Jr. Age 59, a director since 1994. President and Chief
                          Executive Officer of EOS Biotechnology, Inc. (a biotechnology company) since 1997; from 1995 to 1996, Chief Executive Officer and a director of LYNX
                          Therapeutics, Inc. (a biotechnology company); from 1994 to 1995, Senior Vice President of Chiron
                          Corporation and President of Chiron Therapeutics (a biotechnology company); and from 1990 through 1993, Executive Vice President for Research and Development at The Du Pont Merck Pharmaceutical Company. Also a director of Cubist Pharmaceuticals, Inc.

   . Richard W. Vieser    Age 72, a director since 1991. Retired; Chairman of
                          our Board of Directors since April 2, 1999; Chairman
                          of the Board, Chief Executive Officer and President
                          of Lear Siegler, Inc. (a diversified manufacturing
                          company) from 1987 to 1989. Also a director of Global
                          Industrial Technologies, Inc., Harvard Industries,
                          Inc., International Wire Group, Inc., Sybron
                          International Corporation and Viasystems Group, Inc.

Directors Continuing in Office Until the 2001 Annual Meeting

   . John Seely Brown    Age 59, a director since 1998. Vice President of Xerox
                         Corporation since 1986, Director of the Xerox Palo
                         Alto Research Center since 1990 and Chief Scientist
                         since 1992. Also a director of Corning Incorporated
                         and General Instrument Corporation.

   . Samuel Hellman      Age 65, a director since 1992. A. N. Pritzker
                         Distinguished Service Professor in the Department of
                         Radiation and Cellular Oncology at the University of
                         Chicago since 1993. From 1988 to 1993, Dean of that
                         University's Division of Biological Sciences and its
                         Pritzker School of Medicine, Vice President of the
                         University's Medical Center and the A. N. Pritzker
                         Professor in the Department of Radiation and Cellular
                         Oncology.
   . Terry R. Lautenbach Age 61, a director since 1993. Retired; Senior Vice
                         President of International Business Machines
                         Corporation from 1988 to 1992; responsible for IBM's
                         worldwide manufacturing and development, and North
                         American marketing and services from 1990 to 1992;
                         served on IBM's Management Committee in 1991 and 1992.
                         Also a director of Air Products and Chemicals, Inc.,
                         CVS Corporation and Footstar, Inc.

Directors Continuing in Office Until the 2002 Annual Meeting

   . Richard M. Levy Age 61, a director since 1999. Our President and Chief
                     Executive Officer since April 2, 1999; our Executive Vice
                     President responsible for our medical systems business from 1990 to April 2, 1999.

   . Burton Richter  Age 68, a director since 1990. Paul Pigott Professor in
                     Physical Sciences at Stanford University since 1980.
                     Director of the Stanford Linear Accelerator Center from
                     1984 to 1999.

Committees of the Board of Directors; Meetings

   Since the spinoff, we have had four standing committees:

 Executive Committee

  . Acts on matters when a meeting of the full Board is impracticable.

  . Has all the powers of the Board except those powers reserved by law to the full Board.

   The current members are Richard M. Levy and Richard W. Vieser (Chairman). The Executive Committee did not meet in fiscal year 1999 following the spinoff.

 Stock Grant Committee

  . Grants and administers stock options, restricted stock and other awards, subject to certain limitations, to non-officers of VMS.

   The current members are Richard M. Levy (Chairman) and Burton Richter. The Stock Grant Committee did not meet in fiscal year 1999 following the spinoff.

 Audit Committee

  . Reviews the scope of VMS's annual audit by its independent auditors.

  . Reviews VMS's annual financial statements and related audit report as prepared by the independent auditors.

  . Recommends to the Board selection of the independent auditors.

  . Reviews any non-audit fees paid to the independent auditors.

   The current members are John Seely Brown, Samuel Hellman, Terry R. Lautenbach (Chairman), David W. Martin, Jr., Burton Richter and Richard W. Vieser. The Audit Committee met two times in fiscal year 1999 following the spinoff.

 Organization and Compensation Committee

  . Administers VMS's stock and cash incentive plans.

  . Determines the compensation of the President and Chief Executive Officer and the other senior executives.

  . Recommends the establishment of policies dealing with various compensation and employee benefit plans.

   The current members are John Seely Brown, Samuel Hellman, Terry R. Lautenbach, David W. Martin, Jr., Burton Richter and Richard W. Vieser (Chairman). The Organization and Compensation Committee met twice in fiscal year 1999 following the spinoff.

                                STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

   This table shows as of December 1, 1999: (1) the beneficial owners of more than 5% of the common stock and the number of shares they beneficially owned; and (2) the number of shares each director, each executive officer named in the Summary Compensation Table on page 9 and all directors and executive officers as a group beneficially owned, as reported by each person. Except as noted, each person has sole voting and investment power over the shares shown in this table.

                                                     Amount and Nature of
                                                         Common Stock
                                                      Beneficially Owned
                                                    --------------------------
                                                     Number of
                                                       Shares
                                                    Beneficially    Percent of
                                                      Owned(1)        Class
                                                    ------------    ----------
Stockholders
IG Investment Management Ltd.; Investors Group
 Trust Co. Ltd.;
Investors Group, Inc.; Investors Group Trustco
 Inc...............................................  2,774,000(2)       9.0
One Canada Centre
447 Portage Avenue
Winnipeg, Manitoba R3C 3B6

FMR Corp./Edward C. Johnson........................  3,305,860(3)      10.8
3d/Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109

State Treasurer....................................  2,075,760(4)       6.8
State of Michigan
c/o Director of Investments
P.O. Box 1128
Lansing, Michigan 48901

Merrill Lynch & Co., Inc. (Merrill Lynch Asset
 Management Group).................................  1,756,000(5)       5.7
Merrill Lynch Capital Fund, Inc.                     1,756,000(5)       5.7
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Directors and Other Named Executive Officers
John Seely Brown...................................     20,389(6)        *

Samuel Hellman.....................................     33,874(7)        *

Terry R. Lautenbach................................     32,674(8)        *

David W. Martin, Jr................................     27,017(9)        *

Burton Richter.....................................     32,261(10)       *

Richard W. Vieser..................................    137,630(11)       *

Richard M. Levy....................................    490,969(12)      1.6

J. Tracy O'Rourke..................................    207,396(13)       *

John C. Ford.......................................     90,764(14)       *

                                                      Amount and Nature of
                                                          Common Stock
                                                       Beneficially Owned
                                                     --------------------------
                                                      Number of
                                                        Shares
                                                     Beneficially    Percent of
                                                       Owned(1)        Class
                                                     ------------    ----------
Timothy E. Guertin.................................      96,058(15)      *

Robert H. Kluge....................................      78,641(16)      *

Joseph B. Phair....................................      89,280(17)      *

Richard A. Aurelio.................................           0          *

Allen J. Lauer.....................................      23,610          *

All VMS directors and executive officers as a group
 (16 persons)......................................   1,422,325(18)     4.6

--------
 * The percentage of shares of VMS's common stock beneficially owned does not exceed one percent of the shares of VMS's common stock outstanding at December 1, 1999.
 (1) Based on 30,661,388 shares outstanding on December 1, 1999. Includes shares the officers and directors could acquire by exercising stock options within 60 days of December 1, 1999.

 (2) According to an amendment to a Schedule 13G dated June 21, 1999, each of these entities has shared voting and disposition power over all of these shares. Power Financial Corporation owns 67.4% of the common stock of the Investors Group, Inc. Power Corporation of Canada, of which Paul Desmaris controls 67.7% of the voting power, owns 67.5% of the common stock of Power Financial. Any of Mr. Desmaris or these entities may therefore be deemed to beneficially own the shares referenced.

 (3) According to an amendment to a Schedule 13G dated February 1, 1999, FMR Corp. has sole voting power over 113,900 of these shares and sole dispositive power over all 3,305,860 shares. Fidelity Management & Research, a wholly owned subsidiary of FMR, is the beneficial owner of 3,143,860 of these shares as a result of acting as investment adviser to certain investment companies. Edward C. Johnson 3d and Abigail P. Johnson own 12.0% and 24.5%, respectively, of the voting stock of FMR Corp. and therefore may be deemed to beneficially own the shares referenced.

 (4) Based on a Schedule 13D dated August 12, 1997.

 (5) According to an amendment to a Schedule 13G dated January 29, 1999, Merrill Lynch & Co., Inc (through Merrill Lynch Asset Management, L.P.) has shared voting power and shared dispositive power over all 1,756,000 shares. Also according to that Schedule 13G, Merrill Lynch Capital Fund, Inc. has shared voting power and shared dispositive power over 1,750,000 of such shares.

 (6) Includes 20,189 shares which may be acquired under exercisable stock options.

 (7) Includes (a) 27,474 shares which may be acquired under exercisable stock options and (b) 2,500 shares held by Dr. Hellman's wife; voting and investment powers are shared with Dr. Hellman's wife.

 (8) Includes 27,474 shares which may be acquired under exercisable stock options.

 (9) Includes 26,017 shares which may be acquired under exercisable stock options.

(10) Includes (a) 27,661 shares which may be acquired under exercisable stock options and (b) 3,800 shares held in a trust of which Dr. Richter is co-trustee with his wife; voting and investment powers are shared with Dr. Richter's wife.

(11) Includes 132,030 shares which may be acquired under exercisable stock options.

(12) Includes (a) 408,404 shares which may be acquired under exercisable stock options and (b) 82,565 shares held in a trust of which Dr. Levy is co-trustee with his wife; voting and investment powers are shared with Dr. Levy's wife.

(13) Includes 207,396 shares which may be acquired under exercisable stock options.

(14) Includes 84,414 shares which may be acquired under exercisable stock options.

(15) Includes 96,058 shares which may be acquired under exercisable stock options.

(16) Includes 74,591 shares which may be acquired under exercisable stock options.

(17) Includes (a) 62,583 shares which may be acquired under exercisable stock options, (b) 1,135 shares held by Mr. Phair's daughter, (c) 1,790 shares held by Mr. Phair's son and (d) 1,785 shares held by Mr. Phair's second son. Mr. Phair shares voting and investment powers over the 1,135 shares held by his daughter and the 1,790 shares held by his first son. Mr. Phair has sole voting and investment power over the shares held by Mr. Phair's second son.

(18) Includes (a) 1,252,001 shares which may be acquired under exercisable stock options and (b) 91,790 shares as to which voting and/or investment power is shared (see footnotes).

Section 16(a) Beneficial Ownership Reporting Compliance

   Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of VMS's common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and VMS must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive officers, VMS believes all persons subject to reporting filed the required reports on time in fiscal year 1999.

           COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

Compensation of Directors

   Annual Compensation. The non-employee Chairman of the Board receives an annual retainer of $70,000. Each other director who is not a VMS employee--an "outside director"--currently receives an annual retainer of $30,000, plus $1,000 for each VMS Board and committee meeting he attends. Directors who are VMS employees receive no compensation for their services as directors.

   A director may convert his annual retainer to stock options at the rate of $1 deferred cash to $4 of stock options (based on exercise price). The options have an exercise price equal to the fair market value of the common stock on the grant date, are immediately exercisable and expire ten years after the grant date unless earlier terminated.

   During fiscal year 1999, we paid to directors (or deferred on their behalf) before and after the spinoff, a total of $234,207 in fees. We also reimbursed the directors for their out-of-pocket expenses in attending Board and committee meetings. The Board met twice before the spinoff and twice after the spinoff in fiscal year 1999. Each director attended at least 75% of the total Board and applicable committee meetings, with the exception of Mr. Lautenbach, who attended 73% of the applicable meetings.

   Stock Options. At the time of the spinoff, the Chairman of the Board received an initial non-qualified stock option grant to acquire 100,000 shares of common stock; each other outside director received a non-qualified stock option to acquire 10,000 shares. (Future non-employee Chairmen and outside directors will receive comparable awards at the time first elected.) All outside directors will receive annually thereafter a non-qualified stock option to acquire 5,000 shares of VMS common stock.

Compensation of the Named Executive Officers--Summary Compensation Table

                                                               Long-Term Compensation
                                                          ---------------------------------
                                 Annual Compensation              Awards           Payouts
                             ---------------------------- ----------------------- ---------
                                                          Restricted  Securities
                                             Other Annual   Stock     Underlying    LTIP     All Other
       Name and              Salary   Bonus  Compensation  Award(s)  Options/SARs  Payouts  Compensation
  Principal Position    Year   ($)   ($)(1)     ($)(2)      ($)(3)      (#)(4)     ($)(5)      ($)(6)
  ------------------    ---- ------- ------- ------------ ---------- ------------ --------- ------------
Richard M. Levy........ 1999 450,451 535,436    24,043      79,800     400,000      503,535     80,139
 President and Chief    1998 338,910 250,607    21,620           0      36,000      195,763     85,676
 Executive Officer      1997 323,148 206,984    18,249     244,388      36,000      391,810    108,374

J. Tracy O'Rourke...... 1999 433,883 412,000   369,796     152,000           0    1,785,333  7,534,997
 Chairman of the Board  1998 838,300 371,309   245,193           0      75,000      787,563    289,671
 and Chief Executive    1997 799,160 972,085   199,255     465,500      75,000    1,575,120    343,716
 Officer of Varian
 Associates Inc. until
 April 2, 1999

John C. Ford........... 1999 228,306 171,027         0           0      52,000            0     40,560
 Corporate Vice
  President             1998 203,138 101,013     1,448           0       8,500            0     36,068
                        1997 192,984  84,940    14,712           0       8,000            0     28,247

Timothy E. Guertin..... 1999 245,192 218,274         0      45,600      88,000      254,970     46,141
 Corporate Vice
  President             1998 216,680 112,526     8,288           0      15,000       93,988     45,434
                        1997 205,858 125,253    30,117     139,650      15,000      124,800     50,384

Robert H. Kluge........ 1999 209,715 127,413         0      17,100      50,000      135,213     23,697
 Corporate Vice
  President             1998 176,382  50,216     8,455           0       8,500       34,128     21,526
                        1997 165,514  45,935     7,458      52,369       7,500       67,018     23,043

Joseph B. Phair........ 1999 134,590 111,973   149,843      45,600      70,000      339,668  1,667,436
 Corporate Vice
  President             1998 194,724 295,044    15,284           0      13,099      284,310     42,722
 Administration,
  Secretary             1997 193,315 183,961    21,730     139,650      13,099      295,542     55,247
 and General Counsel

Richard A. Aurelio..... 1999 173,772 322,817   107,989      79,800           0      720,072     46,232
 Executive Vice
  President             1998 338,910  80,995    34,319           0      36,000      463,501    110,863
 of Varian Associates   1997 323,148 533,492    20,602     244,388      36,000      653,016    122,904
  Inc. until April 2,
  1999

Allen J. Lauer......... 1999 175,449 145,087    21,915      79,800           0      503,535     62,846
 Executive Vice
  President             1998 338,910 232,936    33,050           0      36,000      347,454    101,096
 of Varian Associates   1997 323,148 359,300    22,594     244,388      36,000      461,552     17,958
  Inc. until April 2,
  1999

--------
(1) Consists of Management Incentive Plan awards and Cash Profit-Sharing Plan allocations, including payments made in fiscal year 1999 under the Management Incentive Plan in connection with the spinoff, and (in some cases) special cash bonuses.

(2) Consists of amounts reimbursed for the payment of taxes on certain perquisites and personal benefits and (in some cases) cash payments for unused accrued vacation time. The amounts reported for Mr. O'Rourke also include aggregate incremental costs of perquisites and personal benefits (including $38,078, $127,056 and $99,593 for his use of the company's aircraft in fiscal years 1999, 1998 and 1997 and $81,944 for the purchase of his company-leased vehicle in 1999). The amounts for Mr. Phair also include aggregate incremental costs for perquisites and personal benefits (including $53,671 for the purchase of his company-leased vehicle in 1999). The amounts for Mr. Aurelio also include aggregate incremental costs for perquisites and personal benefits (including $36,812 for the purchase of his company-leased vehicle in 1999).

(3) Consists of restricted shares of common stock (valued at the closing market price on the date of grant). All such shares vested in full on April 2, 1999.

(4) Consists of shares of common stock that may be acquired or formerly could be acquired under stock options granted pursuant to the Omnibus Stock Plan. (No stock appreciation rights have been granted.) At the spinoff the outstanding fiscal year 1998 and 1997 options for the employees and officers remaining with VMS, including Dr. Levy, Mr. Guertin, Mr. Ford and Mr. Kluge, were adjusted as to number and exercise price to preserve as closely as possible their economic values immediately before the spinoff. The oustanding options for Mr. O'Rouke and Mr. Phair were accelerated and one-third exchanged for options in Varian Inc. and Varian Semiconductor Equipment Associates, Inc.; the one-third remaining options in VMS were adjusted. The outstanding options for Mr. Aurelio were exchanged for options in Varian Semiconductor Equipment Associates, Inc. and those of Mr. Lauer were exchanged for options in Varian, Inc. See "Organization and Compensation Committee Report--Stock Options" on page 16.

(5) Consists of cash payouts in fiscal years 2000, 1999 and 1998 under the long-term incentive feature of the Omnibus Stock Plan for three-year cycles ended with fiscal years 1999, 1998 and 1997, respectively, and payouts made in fiscal year 1999 in connection with the spinoff.

(6) Consists of (a) company contributions (including interest) to Retirement and Profit-Sharing Program and Supplemental Retirement Plan accounts for fiscal years 1999, 1998 and 1997, respectively (Dr. Levy, $76,365, $83,521 and $106,573; Mr. O'Rourke, $139,897, $264,897 and $319,654; Dr. Ford,
    $38,557, $34,770 and $27,158; Mr. Guertin, $43,818, $44,053 and $49,224;
    Mr. Kluge, $21,855, $20,397 and $22,101; Mr. Phair, $30,182, $40,919 and
    $53,622; Mr. Aurelio, $139,897, $110,847 and $121,103; and Mr. Lauer,
    $61,112, $98,941 and $116,157) ; (b) company-paid premiums for group term life insurance in fiscal years 1999, 1998 and 1997, respectively (Dr. Levy, $2,987, $2,155 and $1,801; Mr. O'Rourke, $3,361, $3,210 and $2,784; Dr.
    Ford, $1,646, $1,298 and $1,089; Mr. Guertin, $1,765, $1,281 and $1,160;
    Mr. Kluge, $1,515, $1,129 and $942; Mr. Phair, $1,542, $1,311 and $1,098;
    Mr. Aurelio, $9, $17 and $1,801; and Mr. Lauer, $1,278, $2,155 and $1,801;
    ); (c) company-paid premiums for supplemental disability insurance for Mr. O'Rourke in fiscal years 1999, 1998 and 1997, respectively ($21,877, $21,564 and $21,278) (d) cash severance payments to Mr. O'Rourke and Mr. Phair in fiscal year 1999 (Mr. O'Rourke $7,391,280 and Mr. Phair $1,306,418) and (e) consulting payments to Mr. Phair in fiscal year 1999 ($329,045).

Option/SAR Grants in Last Fiscal Year

                                    Individual Grants(1)
                         -------------------------------------------  Potential Realizable
                                     Percent of                         Value at Assumed
                         Number of     Total                          Annual Rate of Stock
                         Securities Options/SARs Exercise            Price Appreciation for
                         Underlying  Granted to   Price                  Option Term(2)
                          Options/  Employees in   Per    Expiration -----------------------
Name                      Granted   Fiscal Year   Share      Date        5%          10%
----                     ---------- ------------ -------- ---------- ----------- -----------
Richard M. Levy.........  400,000      15.800    $18.3125  4/5/2009  $11,929,600 $18,998,800
J. Tracy O'Rourke.......        0           0    $18.3125  4/5/2009            0           0
John C. Ford............   52,000      2.0552    $18.3125  4/5/2009  $ 1,550,848 $ 2,469,844
Timothy E. Guertin......   88,000      3.4780    $18.3125  4/5/2009  $ 2,624,512 $ 4,179,736
Robert H. Kluge.........   50,000      1.9761    $18.3125  4/5/2009  $ 1,491,200 $ 2,374,850
Joseph B. Phair.........   70,000      2.7666    $22.0625 8/20/2009  $ 2,525,624 $ 4,005,711
Richard A. Aurelio......        0           0    $18.3125  4/5/2009            0           0
Allen J. Lauer..........        0           0    $18.3125  4/5/2009            0           0

--------
(1) Consists of stock options, which were granted at an exercise price of 100% of the fair market value of the underlying shares on the grant date and expire ten years from the grant date. Except for Dr. Levy, whose options vest for one-third of the shares six, eighteen and thirty months after grant, the options vest for one-third of the shares one, two and three years after grant. The optionee may pay the exercise price in cash, promissory note or by delivery of already-owned shares. If a "change of control" of VMS occurs, the options become exercisable in full. What constitutes a "change in control" for this purpose is described on page 12.

(2) The 5% and 10% assumed annual rates of stock appreciation would result from per share prices of $29.824 and $47.497, respectively, except for Mr. Phair's rates, whose stock appreciation would result from per share prices of $35.932 and $57.21, respectively. These assumed rates are not intended to represent a forecast of possible future appreciation of the common stock or total stockholder return.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

                                                  Number of Securities
                                                 Underlying Unexercised      Value of Exercised
                           Shares                     Options/SARs        In-the-Money Options/SARs
                         Acquired on   Value     at Fiscal Year-End (#)    at Fiscal Year-End ($)
                          Exercise    Realized  ------------------------- -------------------------
Name                         (#)        ($)     Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------- ----------- ------------- ----------- -------------
Richard M. Levy.........    65,493   $  788,974   408,404      292,865    $3,155,719       $ 0
J. Tracy O'Rourke.......   436,000   $9,349,426   207,369            0    $1,274,479       $ 0
John C. Ford............    13,000   $  206,520    84,414       58,186    $  733,509       $ 0
Timothy E. Guertin......         0   $        0    96,058       98,916    $  539,965       $ 0
Robert H. Kluge.........         0   $        0    74,591       56,186    $  619,113       $ 0
Joseph B. Phair.........     8,733   $  153,146    62,583       70,000    $  514,115       $ 0
Richard A. Aurelio......         0   $        0         0            0    $        0       $ 0
Allen J. Lauer..........    30,000   $  573,765         0            0    $        0       $ 0

Long-Term Incentive Plans--Awards in Last Fiscal Year(1)

                                       Performance or Estimated Future Payouts under
                           Number of    Other Period   Non-Stock Price-Based Plans
                         Shares, Units     Until      -------------------------------------
                           or Other      Maturation    Threshold
Name                      Rights (#)     or Payout        ($)       Target $     Maximum $
----                     ------------- --------------  ---------    ----------   ----------
Richard M. Levy.........      N/A        1999-2001              N/A         N/A           N/A
J. Tracy O'Rourke.......      N/A        1999-2001              N/A         N/A           N/A
John C. Ford............      N/A              N/A              N/A         N/A           N/A
Timothy E. Guertin......      N/A        1999-2001              N/A         N/A           N/A
Robert H. Kluge.........      N/A        1999-2001              N/A         N/A           N/A
Joseph B. Phair.........      N/A        1999-2001              N/A         N/A           N/A
Allen J. Lauer..........      N/A        1999-2001              N/A         N/A           N/A
Richard A. Aurelio......      N/A        1999-2001              N/A         N/A           N/A

--------
(1) In November 1998, the Board determined the participants in the long-term incentive feature of the Omnibus Stock Plan for the three-year cycle beginning with fiscal year 1999 and ending with fiscal year 2001. Awards were determined by a formula that measured company and business unit performance against pre-determined objectives for return on net assets or "RONA" and revenue growth or "RG." For executive officers with operational responsibilities 25% of their award formula was to be based on each of company RONA and core business RONA and 25% was to be based on each of company RG and core business RG. Awards to business unit participants were to be based 30% on each of core business RONA and RG and 20% on each of company RONA and RG. Awards to corporate participants were to be based 50% on each of company RONA and company RG. Awards could have ranged from zero to 200% of an executive officer's base salary, depending on the RONA and RG achieved and the pre-determined level of that executive officer's participation. In light of the spinoff, however, we determined to pay these awards in cash at the time of the spinoff, based on each person's target, pro-rated to reflect the period from the first day of the cycle to the date of the spinoff as a percentage of the three year-cycle. The amounts paid in lieu of the November awards were: Dr. Levy, $503,535; Mr. O'Rouke, $1,785,333; Mr. Guertin, $254,970; Mr. Kluge, $135,213; Mr.
     Phair, $339,668; Mr. Aurelio, $493,641; and Mr. Lauer, $503,335.

Change in Control Agreements

   Under change of control agreements with senior executives, including the Chief Executive Officer and Chief Financial Officer, VMS will pay any of these executives who are terminated other than for "cause" or who resign for "good reason" within 18 months after a change in control a lump sum severance amount equal to 3.0 (in the case of the CEO) or 2.50 (in the case of the other senior executives) times the sum of the executive's annual base salary, plus the highest annual and multi-year bonuses paid to the individual in any of the three years ending before the termination date. "Good reason" includes generally a change in duties, a reduction in compensation, a material change in employee benefits, relocation and certain VMS breaches of the agreement.

   Under the agreements, unvested stock options will become immediately exercisable and restrictions on restricted stock will be released as of the termination date. In addition, VMS will continue the insurance and other benefits of the executive under the then-existing terms for up to 24 months (or, if earlier, the start of full- time employment). If any of the payments are subject to excise tax under the excess parachute provisions of the Internal Revenue Code, VMS will increase the payments so that the person is in the same after-tax economic position.

   In general, a "change in control" occurs when (a) a person becomes the beneficial owner of 30% or more of VMS's voting power, (b) "continuing directors"--generally those already on the Board or nominated by those on the Board--are no longer a majority of the directors, (c) we engage in a merger or similar transaction after which our stockholders do no hold more than 50% of the resulting company or (d) VMS dissolves, liquidates or sells all or substantially all of its assets. The officers agree not to voluntarily leave VMS when VMS is faced with a transaction that might result in a change in control.

                              CERTAIN TRANSACTIONS

Management Indebtedness

   When we hired Mr. O'Rourke as Chief Executive Officer in 1991 and relocated him to California, we provided him with $1,260,000 in financing to purchase a residence. The financing took the form of two promissory notes, each secured by a deed of trust on the property. One, for $700,000, bore interest (payable when the note became due) at a rate based on the appreciation of the property, the other bore no interest. Periodic principal payments were not required. Mr. O'Rourke paid both notes in full at the time of the spinoff.

   We also provided Mr. Aurelio with $500,000 in financing to purchase a residence when we recruited and relocated him in 1991. His promissory note was secured by a deed of trust on the property and bore interest (payable when the note became due) at a rate based on the appreciation of the property. Periodic principal payments were not required. At the time of the spinoff, Mr. Aurelio became employed by Varian Semiconductor Equipment Associates, Inc. and his obligation became an asset of that company.

Severance Agreements

   In connection with the spinoff, we executed severance agreements with certain then executive officers (Mr. O'Rourke, Mr. Phair, Robert A. Lemos (then Vice President Finance and Chief Financial Officer) and Wayne P. Somrak (then Vice President and Controller)) that provided for the resignation or retirement of these executives and the payment of specified compensation and benefits at the time of the spinoff.

   Under the agreements, we paid these executives lump sum severance amounts equal to 2.99 (in the case of Mr. O'Rourke), 2.50 (in the case of Mr. Lemos and Mr. Phair) and 2.00 (in the case of Mr. Somrak) times the sum of the executive's base salary and his highest management incentive plan bonus in any of the three years ended before the spinoff.

   We also made lump sum payments of the pro rata portion (based on the number of days elapsed in the fiscal year) of the executive's target bonus under the management incentive plan for fiscal year 1999 and of the target payment amounts for the 1997-99, 1998-00 and 1999-01 cycles under the long-term incentive feature of the pre-spinoff omnibus stock plan (pro-rated in the case of the 1999-01 cycle for the number of days elapsed in the cycle). Under the agreements, at the time of the spinoff unvested stock options became immediately exercisable and restrictions on restricted stock were released. In addition, we permitted each of the executives to continue his insurance and other benefits under then-existing terms for up to 24 months (or, if earlier, start of full-time employment) and to purchase his company car at the residual set forth in the lease.

   Under these agreements, we may require these executives (other than Mr. Phair) to repay to VMS a portion (declining over time) of the compensation he receives if he becomes an employee (rather than a consultant to) any of VMS, Varian, Inc. or Varian Semiconductor Equipment Associates, Inc.

   The agreements prohibit the executives from soliciting or interfering with any customer or client of the three companies. In the case of Mr. O'Rourke, the non-compete clause also prohibits him from participating in any way with an entity that is engaged in any business in which VMS, Varian, Inc. or Varian Semiconductor Equipment Associates, Inc. is actively engaged at the time.

Consulting Agreement

   After the spinoff and before his reemployment on August 20, 1999, Mr. Phair served as our Corporate Secretary, General Counsel and administrative manager of our human resources, facilities and environmental services departments under the terms of a Consulting Agreement. Under this agreement, we paid Mr. Phair a fee of $275 per hour plus additional cash compensation equal to $50 multiplied by the return on sales used to determine payments under our Management Incentive Plan for fiscal year, 1999, times the number of hours billed, reimbursed him for certain expenses (including $300 for vehicle expenses), and provided certain secretarial, office space and office supplies (subject in the case of office space, to payment by Mr. Phair for the space he occupied in our corporate headquarters). We also indemnified Mr. Phair against certain liabilities and released him from liabilities other than those resulting from intentional acts damaging us or breaches of his non-competition, non-interference and confidentiality obligations.

                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT

   The Organization and Compensation Committee of the Board--the Committee-- determines the compensation of executive officers. It has provided you with this report to help you to understand the goals, policies and procedures it follows in making its determinations.

   The Board established the present Committee, which consists of the six outside directors whose names appear at the end of this report, in February 1999 in contemplation of the spinoff. The prior Committee consisted of outside directors Richard W. Vieser (Chairman), John Seely Brown, Samuel Hellman, Terry
R. Lautenbach, Angus A. MacNaughton, Wayne R. Moon, Burton Richter, and Jon D. Tompkins.

   In establishing and administering compensation policies and programs after the spinoff, the Committee considered the compensation policies and arrangements established by Varian Associates before the spinoff, including the levels of individual compensation, and commitments made by Varian Associates and the Board before the spinoff that were described in the proxy statement for last year's combined annual and special meeting, as well as factors relevant to VMS after the spinoff.

   The Committee's executive compensation philosophy has been and continues to be that compensation programs should:

  . be closely aligned with the interests of the stockholders;

  . be linked with business goals and strategies;

  . be competitive within our industry and community so that we can attract and retain high quality executives;

  . base a substantial portion of executive officer compensation on our financial performance measured against pre-determined objectives; and

  . reward executive officers for good performance.

   Compensation of executive officers, including the Chief Executive Officer, is comprised of four elements--base salary, annual bonuses, stock ownership and other compensation.

Base Salaries

   Base salary is designed primarily to provide compensation at competitive levels so as to attract and retain the executive, in conjunction with our overall philosophy which continues to emphasize variable compensation and incentives for executive officers.

 Pre-spinoff Base Salaries

   In determining pre-spinoff salaries for Dr. Levy, Mr. Aurelio, Mr. Lauer, Mr. Guertin and Mr. Phair for fiscal year 1999, the Committee considered each executive officer's fiscal year 1998 compensation (including the relative mix of fixed, annual incentive and long-term incentive compensation), each executive officer's potential incentive compensation in fiscal year 1999, each executive officer's position and responsibilities, published market data on other companies' anticipated salary increases for 1999 and the Company's financial performance in fiscal year 1998. (Since Mr. Ford and Mr. Kluge were not executive officers before the spinoff, Dr. Levy as the Executive Vice President responsible for the medical systems business, principally the sales and service of Oncology systems and the sale of x-ray products, rather than the Committee, determined their salaries in accordance with market compensation data.) In the cases of Dr. Levy, Mr. Aurelio and Mr. Lauer, the Committee reviewed 1998 survey data on salaries paid to 68 "Group Head" executives at electrical/electronic businesses with comparable sales volumes. The Committee fixed salaries that placed each slightly above the 75th percentile. The Committee awarded Mr. Phair and Mr. Guertin salary increases of 3%, which was slightly below general market increases at the time.

 Post-Spinoff Base Salaries

   After the spinoff, the Committee awarded the new or continuing executive officers, including Mr. Ford, Mr. Guertin and Mr. Kluge, base salary increases. Management's recommendations and the Committee's response were intended to more closely align the compensation of these executive officers with their new responsibilities and were based on 1998 executive compensation surveys on salaries paid to executive officers of electrical/electronic business and medical companies with comparable sales volume and peer group proxy surveys. As was the case before the spinoff, the Committee fixed these officers' salaries at approximately the 75th percentile for executives of comparable positions and responsibilities. When Mr. Phair rejoined VMS as an employee in August 1999, the Committee, using the same survey data, fixed his salary at approximately the 75th percentile.

Annual Incentive Awards

   Both before and after the spinoff, we created annual incentives for executive officers through potential cash awards under a management incentive plan intended to link compensation directly to improved financial performance.

 Pre-Spinoff Annual Incentive Awards

   The Committee based executive officer awards for fiscal year 1999 under the pre-spinoff management incentive plan on a formula that measured Varian Associates and business unit performance against pre-determined objectives for return on sales or "ROS." For Dr. Levy, Mr. Aurelio, Mr. Lauer and Mr. Guertin, the Committee based 50% of their award formula on their business unit ROS and the other 50% on Varian Associates ROS. For Mr. Kluge and Mr. Ford the Committee based 60% of their awards on their business unit ROS and the other 40% on Varian Associates ROS. The Committee based 100% of Mr. Phair's award on Varian Associates ROS. Awards could have ranged from zero to 200% of the executive officer's annual base salary, depending on the ROS achieved and the pre-determined participation level for that executive officer. The Committee considered historical ROS (which the Committee compared to the historical ROS of 21 other companies similar to the three businesses Varian Associates then owned), historical ROS objectives and ROS forecasts in determining fiscal year 1999 objectives. The Committee determined each executive officer's participation level after taking into account the executive officer's relative position and responsibilities, relative mix of fixed and incentive compensation in fiscal year 1998, previous awards and potential award for that participation level. The Committee, however, determined in light of the spinoff to pay the annual incentive awards at the time of the spinoff at the target rate (which ranged from 50% to 100% of the annual base salary), pro-rated to reflect base salaries for the first six months of fiscal year 1999.

 Post-Spinoff Annual Incentive Awards

   We amended and restated our management incentive plan at the time of the spinoff, with the initial performance period the last six months of fiscal year 1999. The Committee based executive officer awards for the last six months of fiscal year 1999 on oncology business ROS or x-ray tube business ROS or a "company ROS" which was equal to the sum of 80% of the oncology ROS and 20% of the x-ray tube ROS. For Mr. Guertin, the Committee based 50% of his award on oncology ROS and 50% on company ROS. For Mr. Ford and Mr. Kluge, the Committee based 60% of their awards on their respective business's ROS and 40% on company ROS. The Committee based 100% of Mr. Phair's award on company ROS. Awards targets for VMS's executive officers listed in the Summary Compensation Table could have ranged from zero to 200% of the executive officer's base salary for the last six months of fiscal year 1999 depending on the ROS achieved and the predetermined participation level for that executive. The Committee determined each executive officer's participation level based on the amounts fixed for comparably situated officers for the first six months of fiscal year 1999.

Stock Options

   We believe that executive officers and other employees who are in a position to make a substantial contribution to our long-term success and to build stockholder value, should have a significant stake in our on-going success. As a result, we have granted non-qualified stock options under an omnibus stock plan in order to retain talented executive officers and to align their compensation with stockholder value. Because the stock options have an exercise price equal to the market price of our stock on the grant date and generally vest in equal installments over three years assuming continued employment, stock options compensate executive officers only if the stock price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable.

 Pre-Spinoff Stock Options

   Since by early in fiscal year 1999 the Board had substantially finalized its plans for the spinoff of Varian, Inc. and Varian Semiconductor Equipment Associates, Inc., the Committee determined not to grant further options to purchase Varian Associates common stock before the spinoff. The Committee's rationale was that, given the purposes behind the grants, it would be more appropriate for the eventual employers to make these determinations. Upon the spinoff, the outstanding options for officers and employees remaining with VMS, including Dr. Levy, Mr. Guertin, Mr. Ford and Mr. Kluge, were adjusted as to number of shares and exercise price to preserve as closely as possible their economic values immediately before the spinoff. The outstanding Varian Associates options of those who became employees of Varian, Inc. and Varian Semiconductor Equipment Associates, Inc. (including Mr. Aurelio and Mr. Lauer) were replaced by stock options in those companies. The outstanding options of those whose employment terminated at the time of the spinoff (including Mr. O'Rourke and Mr. Phair), were accelerated and one-third exchanged for options in each of Varian, Inc. and Varian Semiconductor Equipment Associates, Inc. The one-third remaining options in VMS were adjusted.

 Post-Spinoff Stock Options

   The Committee granted the options set forth in the Summary Compensation Table to each of Mr. Guertin, Mr. Ford and Mr. Kluge effective immediately after the spinoff and, when he rejoined VMS as an employee in August 1999, to Mr. Phair under an amended and restated omnibus stock plan. The Committee determined the number of shares subject to the options granted to each of these officers after consideration of certain data from iQuantic High-Tech Equity Practices Survey of stock option practices at 70 high technology companies, and stock option data reported in proxy statements for 11 comparable companies. The Committee did not attempt to determine grants in any relationship to that data. The Committee also considered each executive officer's new position and responsibilities.

Restricted Stock

 Pre-Spinoff Restricted Stock

   We structured the restricted stock feature of the omnibus stock plan to create incentives for executive officers to improve financial performance, to promote stockholder value and to remain in our employ. Except for significant promotions or initial retentions, the Committee has awarded restricted stock to executive officers only if pre-determined financial objectives have been achieved, and required continued employment for the shares to vest in full. The Committee determined executive officer grants for fiscal year 1999 by a formula which measured Varian Associate's performance against pre-determined objectives for return on equity or "ROE." The Committee determined the objectives for ROE after considering historical ROE (which were compared with historical ROE of 21 other companies similar to Varian Associate's three businesses), historical ROE objectives and forecasted ROE. The Committee decided on each executive officer's participation level (the number of shares which could be granted to that executive officer upon achieving specified ROE objectives) after considering the executive officer's relative position and responsibilities; the Committee also considered the actual and relative mix of the executive officer's fixed and incentive compensation in fiscal year 1998. The Committee later decided, in light of the spinoff, to award restricted stock equal to the pro rata portion of the target award (reflecting the six-month period from the first day of the 1999 fiscal year to the date of the spinoff) immediately prior to the spinoff. The restrictions on these shares (and all other shares which were still restricted) were released by the spinoff date.

 Post Spinoff Restricted Stock

   We have not awarded any restricted stock since the spinoff and are not currently using this feature of the omnibus stock plan as part of our compensation package.

Long-Term Incentive Awards

 Pre-Spinoff Long Term Incentive Awards

   Before the spinoff, we created additional long-term retention and performance incentives for executives through potential cash and/or stock awards under the long-term incentive feature of the omnibus stock plan. Executive officer awards for a three-year cycle beginning with fiscal year 1999 and ending with fiscal year 2001 were to be determined by a formula that measured company and business unit performance against pre-determined objectives for return on net assets or "RONA" and revenue growth or "RG". For executive officers with operational responsibilities (including Dr. Levy, Mr. Aurelio and Mr. Lauer), 25% of their award formula was to be based on each of company RONA and core business RONA and 25% was to be based on each of company RG and core business RG. Awards to business unit participants (including Mr. Kluge) were to be based 30% on each of core business RONA and RG and 20% on each of company RONA and RG. Awards to corporate participants (including Mr. O'Rourke and Mr. Phair) were to be based 50% on each of company RONA and company RG. Awards could have ranged from zero to 200% of an executive officer's base salary, depending on the RONA and RG achieved and the pre-determined level of that executive officer's participation. The Committee decided on fiscal years 1999-2001 objectives for RONA and RG after considering historical RONA and RG, historical RONA and RG objectives and RONA and RG forecasts. The Committee set each executive officer's participation level after consideration of the executive officer's relative position and responsibilities, relative mix of fixed and incentive compensation in fiscal year 1998, and potential awards (including for pending cycles). Mr. Ford did not participate in the pre-spinoff long-term incentive plan. Similar to the other incentive compensation arrangements, the Committee decided in light of the spinoff to pay the fiscal years 1997-1999, 1998-2000 and 1999-2001 awards at the time of the spinoff at the applicable target rates, prorated to reflect the period from the first day of the cycle to the date of the spinoff as a percentage of the three year-cycle, except for Mr. O'Rourke and Mr. Phair and others who were parties to separation agreements who received payment of the full 1997-1999 and 1998-2000 targets.

 Post-Spinoff Long Term Incentive Award

  We are not currently using this feature of the omnibus stock plan as part of our compensation package.

Other Compensation

  To attract and retain talented executive officers, the Committee also has approved arrangements giving executive officers certain perquisites, such as use and purchase of an automobile under our executive car program, reimbursement for tax planning and return preparation and financial counseling services, reimbursement for any taxes paid on certain perquisites and reimbursement for annual medical examinations, and, before its sale in connection with the spinoff, use of our aircraft. In order to make retirement contributions which could not be contributed to executive officers' qualified retirement plan accounts due to Internal Revenue Code limitations, we also maintain a Supplemental Retirement Plan under which we make unfunded supplemental retirement contributions. We also permit executive officers to participate in compensation and benefit programs generally available to other employees, such as the Cash Profit-Sharing Plan, Retirement and Profit-Sharing Program and supplemental life and disability insurance program.

Tax Deductibility of Executive Compensation

  Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1,000,000 paid to the chief executive officer and the next four most highly compensated executive officers. Stockholders approved the omnibus stock and management incentive plans under which fiscal year 1999 awards were made before the spinoff and the amended and restated omnibus stock and management incentive plans under which fiscal year 1999 awards were made after the spinoff so that awards under those plans would be eligible for continued tax deductibility. However, the Committee considers one of its primary responsibilities to be structuring a compensation program that will attract, retain and reward executive talent necessary to maximize stockholder return. Accordingly, the Committee believes that the Company's interests are best served in some circumstances by providing compensation (such as salary, perquisites and special cash bonuses) which might be subject to the tax deductibility limitation of Section 162(m). A portion of Dr. Levy's compensation in fiscal year 1999 was not deductible.

Bases for CEO Compensation

  The Committee followed generally the same policies and programs described above for compensation of executive officers before the spinoff in determining fiscal year 1999 compensation for Mr. O'Rourke as Chairman and Chief Executive Officer until April 2, 1999, the date of the spinoff, and in determining
Dr. Levy's compensation as President and Chief Executive Officer after the spinoff.

 Mr. O'Rourke

  The Committee set Mr. O'Rourke's annual base salary in fiscal year 1999 (which was increased by 2% from the previous year) according to the policies and considerations described above. The Committee also took into account generally Mr. O'Rourke's salary and other compensation paid in each of the previous eight fiscal years, the relative mix of Mr. O'Rourke's salary and other compensation paid in each of the previous eight fiscal years, the relative mix of Mr. O'Rourke's fixed, annual incentive and long-term incentive compensation in the previous year and a general survey of chief executive officer salaries at 24 electrical/ electronic companies with comparable sales volume (which survey showed that Mr. O'Rourke's previous year's salary was above the 90th percentile).

  Based on the Committee's determination to pay management incentive plan awards at the time of the spinoff, we paid Mr. O'Rourke an incentive award for the first six months of fiscal year 1999 equal to 100% of his six-month base salary. We also paid Mr. O'Rourke a long-term incentive award equal to 200% of his annual base salary. The Committee did not grant Mr. O'Rouke any options for fiscal year 1999, but as a result of the pro-rated award of restricted stock described above, he received 4,000 shares of restricted stock (the restrictions on which were released by the spinoff date). Further, as of the spinoff, his unvested options accelerated, one-third were exchanged for options to purchase shares of each of Varian, Inc. and Varian Semiconductor Equipment Associates, Inc., and the one-third remaining options to purchase VMS shares were adjusted.

 Dr. Levy

  The Committee set Dr. Levy's annual base salary following the spinoff in accordance with the policies and considerations used to determine the post-spinoff salaries of the other executive officers. In line with other VMS executive officers, this salary placed him slightly below the 75th percentile of chief executive officers based on the survey data that the Committee considered.

  In his capacity as Chief Executive Officer, we paid Dr. Levy an incentive award for the last six months of fiscal year 1999 (in accordance with the post-spinoff management incentive plan described above) equal to 142% of his base salary during that six-month period.

  The Committee also granted Dr. Levy an option to purchase 400,000 shares of VMS common stock with an exercise price equal to the fair market value of our stock on the first trading day after the spinoff, based on the policy and considerations described above. Dr. Levy's options, however, vest one-third on each of the dates that are six, eighteen and thirty months after grant.

  John Seely Brown                               David W. Martin
  Samuel Hellman                                 Burton Richter
  Terry R. Lautenbach                            Richard W. Vieser (Chairman)

                               PERFORMANCE GRAPHS

Varian Associates, Inc.

   This graph shows the total return on Varian Associates, Inc. common stock and certain indices from September 30, 1994 until the date of the spinoff, April 2, 1999.

                                    [GRAPH]

                            09/30/94 09/29/95 09/27/96 09/26/97 10/02/98 04/01/99
                            -------- -------- -------- -------- -------- --------
   VARIAN ASSOCIATES, INC.    100      148      133      169       97      110
   S & P 500                  100      130      156      219      239      304
   S & P TECHNOLOGY SECTOR    100      158      194      315      356      535

Assumes $100 was invested September 30, 1994.
Total return assumes quarterly reinvestment of dividends.

Varian Medical Systems, Inc.

  This graph shows the total return on Varian Medical Systems, Inc. common stock and certain indices from April 5, 1999, the date VMS common stock began trading on the New York Stock Exchange and the last day of fiscal year 1999.


                                         Cumulative
                                        Total Return
                                       --------------
                                       4/5/99 10/1/99
                                       ------ -------
   VARIAN MEDICAL SYSTEMS, INC.         100     120
   S & P SMALLCAP 600                   100     110
   HAMBRECHT & QUIST MEDICAL PRODUCTS   100      91

Assumes $100 was invested April 5, 1999.
Total return assumes quarterly reinvestment of dividends, if any.

                         VARIAN MEDICAL SYSTEMS, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS-FEBRUARY 17, 2000
  P       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  R
  O          The undersigned stockholder of Varian Medical Systems, Inc. hereby
  X     constitutes and appoints RICHARD M. LEVY and JOSEPH B. PHAIR, and each
  Y of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Varian Medical Systems, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Varian Medical Systems, Inc. to be held at the Sheraton Palo Alto, 625 El Camino Real, Palo Alto, California, on February 17, 2000, at 1:30 p.m., and at any adjournment(s) or postponement(s) thereof.
              Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and in accordance with the judgment of the proxies as to the best interests of the Company upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith. With respect to Proposal 1, the proxies shall have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees of the Board of Directors in such order as they may determine.

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
            (If you have written in the above space, please mark the
                   corresponding box on the reverse side of this card)
             PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE
                     ENCLOSED POSTAGE-PAID RETURN ENVELOPE

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE         -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                                                    [SHERATON LOGO APPEARS HERE]
                                                         Sheraton Palo Alto
                                                         ------------------
                                                              H O T E L

               [MAP APPEARS HERE]
                                                              Locater Map

                                                         The Sheraton Palo Alto
                                                         Hotel is easily
                                                         accessible from
     625 EL CAMINO REAL . PALO ALTO, CA 94301            Highway 101 and from
   PHONE: (650) 328-2800 . FAX: (650) 327-7362           Interstate 280.

                                                         .  From Highway 101
                                                            in either
                                                            direction, exit
                                                            Embarcadero Rd.
                                                            WEST to El Camino
                                                            Real. Turn right
                                                            on El Camino Real.
                                                            The hotel is
                                                            located 3 blocks
                                                            down on the right.

                                                         .  From Interstate
                                                            280 in either
                                                            direction, exit
                                                            Page Mill Rd. EAST
                                                            to El Camino Real.
                                                            Turn left on El
                                                            Camino Real.
                                                            Travel
                                                            approximately 2
                                                            miles on El Camino
                                                            Real. The hotel is
                                                            located on the
                                                            right.



------------------------------------------------------------------------------------------------------------------------------------


       Please mark                                                                                                            6314
[X]    votes as in this
       example


                                                      The Board of Directors Recommends a Vote "FOR" proposal 1.

------------------------------------------------------------------------------------------------------------------------------------

                    FOR    WITHHELD
1. Election of      [_]      [_]         Nominees: David W. Martin, Jr        2. The proxies are authorized to vote on such other
   Directors                                       and Richard W. Vieser         business as is properly brought before the Annual
                                                                                 Meeting for action in accordance with their
                                                                                 judgment as to the best interests of the Company.

For, except vote withheld from the following nominee(s):

------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Comments/Change of Address

SIGNATURE (S)_____________________________________________________   DATE ________________

NOTE:  Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their name.
------------------------------------------------------------------------------------------------------------------------------------

                                                       FOLD AND DETACH HERE



                                                   VARIAN MEDICAL SYSTEMS, INC.
                                                  Annual Meeting of Stockholders
                                                         February 17, 2000
                                                             1:30 p.m.
                                                        Sheraton Palo Alto
                                                        625 El Camino Real
                                                       Palo Alto, California
                                                       (Map on reverse side)